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                 CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use of our report dated July 23, 1999 on the 1999 financial statements of the Government Reserves Portfolio and the Treasury Reserves Portfolio, series of Alliance Government Reserves referred to therein in its Post-Effective Amendment to the Registration Statement on Form N-1A as filed with the Securities and Exchange Commission.


                                  McGladrey & Pullen, LLP

New York, New York
October 24, 2000































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